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                                                                    Exhibit 1.10


                            AGREEMENT OF TERMINATION

         The undersigned hereby agree that, effective immediately, on this 21st day of November, 2001, the Agreement, dated August 29, 2001, by and among The AES Corporation, Corporacion EDC, C.A. and TelCom 2, B.V., is hereby terminated in all respects and shall not be of any further force or effect as of the date hereof.





                                            THE AES CORPORATION

                                            /s/ Paul T. Hanrahan
                                            ---------------------------------
                                            Name:    Paul T. Hanrahan
                                            Title:   Executive Vice President


                                            CORPORACION EDC, C.A.

                                            /s/ Paul T. Hanrahan
                                            ---------------------------------
                                            Name:    Paul T. Hanrahan
                                            Title:   Director


                                            TELCOM 2, B.V.

                                            /s/ Jeffrey A. Safford
                                            ---------------------------------
                                            Name:    Jeffrey A. Safford
                                            Title:   Managing Director